24(b)(6)(a)(vi)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      DECLARATION OF INTENTION AND CHARTER
                                       OF
                JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK
                                     UNDER
 SECTION 805 OF THE BUSINESS CORPORATION LAW AND SECTION 1206 OF THE INSURANCE
                                      LAW

     The undersigned officers of John Hancock Life Insurance Company of New York (the "Corporation"), duly organized and existing under the Laws of the State of New York, do hereby certify that:

     1. That the name of the Corporation is John Hancock Life Insurance Company of New York, originally formed as First North American Life Assurance Company.

     2. That the Declaration of Intention and Charter (the "Charter") was filed on February 10, 1992 with the Superintendent of Insurance and amended most recently on January 1, 2005 to change the name of the Corporation.

     3. That the Charter of the Corporation is hereby amended to decrease the number of Directors of the Corporation by deleting paragraph FIFTH in its entirety and inserting the following in lieu thereof:

          FIFTH:The Board of Directors of the Corporation shall consist of the number of Directors as may from time to time be determined in accordance with the By-Laws of the Corporation, but shall not be less than seven nor more than eighteen in number, of which not less than one-third, must not be officers or employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. In the event the number of Directors duly elected and serving shall be less than seven, the Corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in paragraph Sixth.

     4. That the Charter of the Corporation is hereby further amended to change the number of Directors of the Corporation who are required to be residents of the State of New York from two

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

to one by deleting under paragraph Sixth, Section (c), the first sentence in its entirety and inserting in lieu thereof:

      Each Director shall be at least eighteen years of age and at all times a majority of the Directors shall be citizens and residents of the United States and not less than one shall be a resident of the State of New York.

     5. That the foregoing amendment has been duly authorized by the Board of Directors at their regularly scheduled meeting held November 19, 2009, and by a consent of the Sole Stockholder of the Corporation dated November 20, 2009, in accordance with the provisions of Section 803(a) of the Business Corporation Law of the State of New York.

     IN WITNESS WHEREOF, John Hancock Life Insurance Company of New York has caused this Certificate to be executed by James D. Gallagher, President and Emanuel Alves, Secretary.

                  JOHN  HANCOCK  LIFE  INSURANCE  COMPANY  OF  NEW  YORK

                  By /s/ James D. Gallagher
                     ----------------------------------
                     James D. Gallagher President

                  By /s/ Emanuel Alves
                     ----------------------------------
                     Emanuel Alves, Secretary

COMMONWEALTH OF MASSACHUSETTS                                 COUNTY OF SUFFOLK

     On this 3 day of December, 2009, before me personally came James D. Gallagher, President and Emanuel Alves, Secretary of John Hancock Life Insurance Company of New York, the Corporation described in the above executed instrument, each being personally known to me, who indicated that the above-noted amendments have been duly authorized by order of the Directors of said Corporation.

                      /s/ Barbara Sassong
                      ---------------------------------
                            Notary Public
                      Commission Expires  7/9/2015

STATE OF NEW YORK,COUNTY OF WESTCHESTER SS.

I, TIMOTHY C. IDONI, COUNTY CLERK AND CLERK OF THE SUPREME AND COUNTY COURTS, WESTCHESTER COUNTY DO HEREBY CERTIFY THAT I HAVE COMPARED THIS COPY WITH THE ORIGINAL

THEREOF FILED IN MY OFFICE ON 1/12/10 AND THAT THE SAME IS A CORRECT TRANSCRIPT THEREFROM AND OF THE WHOLE OF SUCH ORIGINAL

      IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED MY OFFICIAL
SEAL

                      /s/ TIMOTHY C. IDONI
                      ---------------------------------

COUNTY CLERK AND CLERK OF THE SUPREME AND COUNTY COURTS,WESTCHESTER COUNTY FEE PAID 1.12.10


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